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EXHIBIT 10w-3

THIRD AMENDMENT TO THE
BELLSOUTH RETIREMENT SAVINGS PLAN

        THIS THIRD AMENDMENT to the BellSouth Retirement Savings Plan (the "Plan") is made effective as of the dates specified herein, by the BellSouth Savings Plan Committee (the "Committee").

W I T N E S S E T H:

        WHEREAS, BellSouth Corporation ("BellSouth") maintains the Plan for the benefit of its employees and employees of certain of its affiliates;

        WHEREAS, Section 19.1 of the Plan provides that the Plan may be amended at any time by action of the delegate of the Board of Directors of BellSouth Corporation;

        WHEREAS, the Board has delegated the authority to approve amendments to the Plan to the Executive Nominating and Compensation Committee, which in turn has delegated this authority to the Committee; and

        WHEREAS, Section 22.4 of the Plan provides that any amendment to this Plan automatically shall be effective as to each Participating Company without any further action by any Participating Company; and

        WHEREAS, the Committee desires to amend the Plan to provide for the merger of the portions of the BellSouth Employee Stock Ownership Plan ("PAYSOP") that relate to participants or former participants in the Plan; and

        WHEREAS, the Committee also desires to amend the Plan to modify the loan provisions under the Plan regarding the loan defaults;

        NOW, THEREFORE, the Plan is amended as follows:

1.

        Effective May 1, 2002, Section 2.1 of the Plan is amended by adding the following sentence to the end of the definition of "BellSouth Shares Account":

  "Effective May 1, 2002, "BellSouth Shares Fund" shall also include amounts previously held under the former BellSouth Employee Stock Ownership Plan ("PAYSOP") and merged into the Plan as of such date."

2.

        Effective December 10, 2002, Section 10(1)(l)(a) of the Plan is amended by deleting such subsection and replacing it with the following:

  "(a) fails to pay make a loan repayment by the end of the quarter following the quarter in which the payment is due;"

3.

        Any other provisions of the Plan not amended herein shall remain in full force and effect.

        IN WITNESS WHEREOF, this Amendment has been executed by the duly authorized representative of the Committee as of the date first written above.

BELLSOUTH SAVINGS PLAN COMMITTEE
/s/ Richard D. Sibbernsen By: Richard D. Sibbernsen, Chairman

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  EXHIBIT 10w-3
THIRD AMENDMENT TO THE BELLSOUTH RETIREMENT SAVINGS PLAN
W I T N E S S E T H